Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference of our report dated June 28, 2022, appearing in the Annual Report of PROG Holdings Employee Retirement Plan on Form 11-K for the year ended December 31, 2021, in the Registration Statement of PROG Holdings, Inc. on Form S-8 (File No. 333-171113).

/s/ Windham Brannon, LLC

Atlanta, Georgia
June 28, 2022